Exhibit 5.1

December 20, 2024

Biomerica, Inc.

17571 Von Karman Avenue

Irvine, CA 92614

Re: Securities Registered under Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Biomerica, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-8 (as may be amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on covering the offering of up to 1,600,000 shares of the Company’s common stock, par value $0.08 per share (the “Common Stock”) pursuant to the Biomerica, Inc. 2024 Stock Incentive Plan (the “2024 Plan”). The shares of Common Stock that may be issued pursuant to the 2024 Plan are collectively referred to herein as the “Shares.”

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures. As to questions of fact material to our opinion, we have relied upon the certificates of certain officers of the Company.

Based on the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the 2024 Plan, and the related agreements, will be validly issued, fully paid and non-assessable.

We render this opinion only with respect to the General Corporation Law of the State of Delaware, and we express no opinion herein concerning the application or effect of the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to our firm in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

This opinion is intended solely for use in connection with the issuance and sale of the Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

Stradling Yocca Carlson & Rauth LLP

/s/ Stradling Yocca Carlson & Rauth LLP